UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 23, 2025

(Date of earliest event reported)

TOOTSIE ROLL INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	001-01361 (Commission File Number)	22-1318955 (IRS Employer Identification No.)

7401 South Cicero Avenue
Chicago, IL 60629
(Address of principal executive offices)

Registrant’s telephone number including area code: (773) 838-3400

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13 e-4(c) under the Exchange Act (17 CFR 240.13 e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock, par value $0.694 per share	TR	New York Stock Exchange

Item 2.02.    Results of Operations and Financial Condition.

On April 23, 2025, Tootsie Roll Industries, Inc. issued a press release (the "release") announcing its results of operations and financial condition for the first quarter ended March 31, 2025. A copy of the release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in the release and in this Item 2.02 is "furnished" and not "filed" for purposes of Section 18 of the Securities and Exchange Act of 1934, or otherwise subject to the liabilities of that section. Such information may only be incorporated by reference in another filing under the Securities Exchange Act of 1934 or the Securities Act of 1933 only if and to the extent such subsequent filing specifically references such information.

Item 9.01.    Financial Statements and Exhibits.

(c) The following exhibit is furnished with this report:

Exhibit 99.1	Press Release of Tootsie Roll Industries, Inc., dated April 23, 2025.

Exhibit 104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the under-signed thereunto duly authorized.

April 24, 2025	TOOTSIE ROLL INDUSTRIES, INC.

	By:	/S/ G. HOWARD EMBER, JR.
G. Howard Ember, Jr.
Vice President Finance and Chief Financial Officer

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